UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      April 4, 2008

MAINSTREET FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

United States	000-52298	20-1867479
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

629 W. State Street, Hastings, Michigan	49058-1643
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (269) 945-9561

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitve Agreement.

On April 4, 2008, our wholly owned subsidiary, MainStreet Savings Bank, FSB (the “Bank”), entered into a supervisory agreement with the Office of Thrift Supervision (“OTS”) to address the OTS’s concerns regarding the financial condition of the Bank.  Among other things, the supervisory agreement requires the Bank to: (1) prepare and submit a three-year business plan; (2) revise its liquidity management policy; (3) enhance compliance training; (4) prepare and submit quarterly reports on classified assets; (4) limit its quarterly asset growth to net interest credited on deposit liabilities during the quarter (unless additional asset growth is permitted by the OTS); (5) obtain OTS approval prior to appointing any new director or senior executive officer; (6) enter into certain severance agreements or make certain severance payments only if they comply with 12 C.F.R. § 359; (7) receive OTS approval of any new, renewed or amended arrangements providing compensation or benefits to its directors and officers; (8) obtain OTS approval of all third-party contracts outside the normal course of business; and (9) provide the OTS with 30-days notice of all proposed transactions with affiliates.

The supervisory agreement is included in Exhibit 10.11 to this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

10.11                      Supervisory Agreement with the OTS

EXHIBIT INDEX

Exhibit Number	Description

10.11	Supervisory Agreement with the OTS

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MAINSTREET FINANCIAL CORPORATION

Date: April 8, 2008	By: /s/ David L. Hatfield David L. Hatfield President and Chief Executive Officer